Exhibit 99.1

Oceaneering to Present

at Lehman Brothers CEO Energy/Power Conference

August 27, 2008 – Houston, Texas – Oceaneering International, Inc. (NYSE:OII) announced today that T. Jay Collins, President and Chief Executive Officer, will deliver a presentation at the 2008 Energy and Power Conference hosted by Lehman Brothers in New York, NY on Thursday, September 4, 2008 at 9:05 a.m. Eastern (8:05 a.m. Central).

Interested parties may listen to the presentation and view the slides live on the internet at http://cc.talkpoint.com/LEHM002/090208a_jw/default.asp?entity=oceaneering. An archived replay will be available for 30 days after the conference. The presentation slides will also be available for viewing using the Investor Relations link at Oceaneering’s website, www.oceaneering.com, beginning on Wednesday, September 3, 2008 at 8:00 a.m. Eastern.

Oceaneering is a global oilfield provider of engineered services and products primarily to the offshore oil and gas industry, with a focus on deepwater applications.

For further information, please contact Jack Jurkoshek, Director Investor Relations, Oceaneering International, Inc., 11911 FM 529, Houston, Texas 77041; Telephone 713 329 4670; Fax 713 329 4653; www.oceaneering.com; E-Mail investorrelations@oceaneering.com.

PR 1010